Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our Firm under the caption “Experts” and to the use of our report dated March 9, 2010, in the Registration Statement (Form S-1) and related Prospectus of DARA BioSciences, Inc. and subsidiaries dated April 2, 2010.

/s/ Ernst & Young LLP

Raleigh, North Carolina

April 2, 2010